FIRST AMENDMENT TO REPAYMENT AND SECURITY AGREEMENT

     This First Amendment to Repayment and Security Agreement (the "Amendment") is made as of this 29th day of February 2008, by and among (I) RCM TECHNOLOGIES, INC. and RCM TECHNOLOGIES SERVICES COMPANY, INC. (collectively, "RCM"), (II) IDEAL INTERIORS, INC. ("IDEAL"), CREATIVE INTERIORS PLUS, LLC ("CREATIVE"), DJJ, INC. ("DJJ") and IDEAL STRUCTURAL SECURITY, INC. ("STRUCTURAL", together with IDEAL, CREATIVE, DJJ and STRUCTURAL, collectively the "Trade Debtors"), and
(III) Frank S. DeGrande, Ricardo R. Rivera, Cadil Rodriguez and Louis Serrante (collectively the "Guarantors", together with the Trade Debtors, collectively the "Obligors").

         WHEREAS, RCM and the Obligors entered into the Repayment and Security Agreement dated as of February 26, 2008 (the "Repayment Agreement"). Capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to them in the Repayment Agreement.

         WHEREAS, the Trade Debtors have requested that RCM agree to extend (i) the date of payment of the Down Payment, and (ii) the Closing Deadline, and RCM is willing to do so in accordance with the terms and conditions of this Amendment.

         WHEREAS, one or more of the Trade Debtors is trading and conducting business and/or has traded and/or conducted business under the trade name "Ideal Construction" and named and/or designated "Ideal Construction" as the contractor in certain construction contracts in which one or more of the Trade Debtors is a party (collectively, the "Ideal Construction Contracts"; each an "Ideal Construction Contract"), including but not limited to that certain AIA Standard Form of Agreement Between Owner and Contractor dated July 5, 2007, between Ideal Construction and YMCA of Greater New York attached hereto as Exhibit "A" (the "YMCA Contract").

         WHEREAS, the Obligors have agreed to provide certain assurances to RCM with regard to their use of the trade name "Ideal Construction" and the Ideal Construction Contracts in accordance with the terms of this Amendment.

         NOW THEREFORE, for and in consideration of the foregoing recitals which are incorporated herein by reference, the agreements and terms set forth below, and intending to be legally bound hereby, the parties hereto agree to amend the Repayment Agreement as follows:

         1. The Repayment Agreement is amended to add the following representation and warranty immediately preceding the last sentence of Section 8 thereof:


                   "To further induce RCM to enter into this Agreement, Obligors agree and represent and warrant to RCM that:

                           a. no Obligor, either directly or indirectly through
                  any other person or entity, owns, controls or has any interest in any of the separate legal entities listed on Exhibit "B" attached hereto (collectively, the "Ideal Construction Corporations") or any other separate legal entity which has a name that contains "Ideal Construction" or that trades as "Ideal Construction";

                           b. the name "Ideal Construction" is used solely as a
                  trade name by one or more of the Trade Debtors;

                           c. the interest of the contractor in any and all of
                  the Ideal Construction Contracts, including especially and without limitation the YMCA Contract, is the sole property of one or more of the Trade Debtors; and

                           d. RCM has a valid and enforceable security interest
                  in and lien upon the Collateral, regardless of whether such Collateral arises out of any of the Ideal Construction Contracts, including especially and without limitation the YMCA Contract.

         2. Upon the parties' execution of this Amendment:

                  a. Trade Debtors shall execute and deliver to RCM a Note dated as of February 26, 2008 in the amount of $7,456,252.93 for the repayment of the Trade Debt in the form attached hereto as Exhibit "C" (the "Replacement Note"). Effective upon RCM's receipt of the original, fully-executed Replacement Note:
(i) the Replacement Note shall replace and supersede the Note that Trade Debtors executed and delivered to RCM pursuant to the Repayment Agreement, and RCM agrees to promptly return the Note to Trade Debtors; (ii) all references to the
Note in the Repayment Agreement shall refer to the Replacement Note; and (iii) Guarantors agree and confirm that their Guarantees shall remain in full force and effect, apply to Trade Debtors' obligations under the Replacement Note and that the "Note" (as defined in the Guarantees) shall mean and refer to the Replacement Note.

                  b. Ideal and RCM shall execute and deliver to Prestige the Subordination and Intercreditor Agreement among RCM, Prestige and Ideal in the form attached hereto as Exhibit "D" (the "Replacement Intercreditor Agreement") which the parties agree shall replace and supersede the Intercreditor Agreement. All references to the Intercreditor Agreement in the Repayment Agreement shall refer to the Replacement Intercreditor Agreement.

         3. Notwithstanding anything to the contrary in the Repayment Agreement, satisfaction of the Closing Conditions shall no longer be required as a condition to the effectiveness of the Repayment Agreement. RCM acknowledges receipt of the Note, Guarantees and certified list of construction contracts and agrees to extend the time for payment of the $1,200,000.00 Down Payment as follows: (a) $1,000,000.00, plus accrued interest on the Trade Debt, shall be paid on or before March 4, 2008; and (b) $200,000.00, plus accrued interest on the outstanding Trade Debt shall be paid on or before March 14, 2008. The Down Payment shall be paid by wire transfer of immediately available funds payable to RCM directly out of the proceeds of financing to be provided to Ideal by Prestige, with the Trade Debtors remaining liable to RCM for any deficiencies. The Down Payment, to the extent received by RCM, shall be applied to the Trade Debt in any manner that RCM sees fit in its sole discretion.

         4. The parties hereto agree and confirm that the Repayment Agreement is in full force and effect and remains unmodified, except as amended in this Amendment. To the extent there is any inconsistency or conflict between the Repayment Agreement and this Amendment, the terms and provisions of this Amendment shall govern and control.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of this 29th day of February, 2008. RCM
                                                       TECHNOLOGIES SERVICES
                                                       COMPANY, INC.

                                                       By:
                                      Name:
                                     Title:

                             RCM TECHNOLOGIES, INC.

                                       By:  __________________________________
                                      Name:
                                     Title:

                              IDEAL INTERIORS, INC.

                                       By:
                                      Name:
                                     Title:

                              CREATIVE INTERIORS PLUS, LLC.

                                       By:
                                      Name:
                                     Title:


                               DJJ, INC..

                                      By:
                                      Name:
                                     Title:




                               IDEAL STRUCTURAL SECURITY, INC.

                                      By:
                                      Name:
                                     Title:


                                Guarantors:
                                ------------------------------
                                Frank S. DeGrande, individually

                                -------------------------------
                                Ricardo R. Rivera, individually

                                -------------------------------
                                Cadil Rodriguez, individually

                                -------------------------------
                                Louis Serrante, individually

                                   EXHIBIT "A"

 [AIA Standard Form of Agreement Between Owner and Contractor dated
  July 5, 2007, between Ideal Construction and YMCA of Greater New York]

                                   EXHIBIT "B"


                        [Ideal Construction Corporations]

                                   EXHIBIT "C"

                                [RELACEMENT NOTE]

                                   EXHIBIT "D"


                      [REPLACEMENT INTERCREDITOR AGREEMENT]